Exhibit 10.35

LEAK-OUT AGREEMENT

May 31, 2022

This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with an understanding by and between Connexa Sports Technologies Inc., formerly Slinger Bag Inc. (the “Company”), and [NOTEHOLDER] (the “Holder”).

Reference is hereby made to certain Securities Purchase Agreement, dated August 6, 2021, as amended on December 31, 2021 (the “SPA”), by and among the Company and [NAME], in connection with the a private placement offering of the Company pursuant to which the Company received $[AMOUNT] and in exchange issued to the Holder (i) 8% Senior Convertible Note in the principal amount of $[AMOUNT], as replaced by a replacement note on December 31, 2021 (the “Notes”), and (ii) a common stock warrant to purchase up to [AMOUNT] shares of Common Stock of the Company, (the “Warrants,” and together with the Notes, the “Securities”). Capitalized terms not defined herein shall have the meaning as set forth in the SPA, unless otherwise set forth herein.

The Holder agrees solely with the Company that: (I) from the date hereof and ending at 5:00 pm (New York City time) on [MONTH/DAY], 20221 (such time period, the “Lock-Up Period”), neither the Holder, nor any affiliate of such Holder which (x) had or has knowledge of the transactions contemplated by the Company’s public offering described in the Company’s Registration Statement on Form S-1, File No. 333-259487, as amended (the “Public Offering”), (y) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the Securities, or (z) is subject to such Holder’s review or input concerning such affiliate’s investments or trading (together, the “Holder’s Trading Affiliates”), collectively, shall sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), Common Stock of the Company, or Common Stock of the Company underlying any convertible securities or securities exercisable for Common Stock of the Company, held by the Holder on the date hereof, as well as the Notes, the Warrants and Common Stock issuable upon exercise of the Notes and the Warrants (collectively, the “Restricted Securities”), and (II) from 5:01 pm (New York City time) on [MONTH/DAY]2, 2022 through 5:00 pm (New York City time) on [MONTH/DAY]3, 2022, (such time period, the “Leak-Out Period”) neither the Holder, nor any of the Holder’s Trading Affiliates, collectively, shall sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), the Restricted Securities in an amount representing more than [  ]%4 of the average daily trading volume of Common Stock for the previous five consecutive Trading Days as reported by Bloomberg, LP. Notwithstanding the foregoing, during the Lock-Up Period and the Leak-Out Period, if the volume-weighted average price (“VWAP”) of Common Stock reported by Bloomberg LP for five preceding consecutive Trading Days is greater than 130% of the public offering price of the Common Stock in the Public Offering (the “Public Offering Price”), the lock-up set forth in clause (I) or the selling restrictions set forth in clause (II) of the foregoing sentence, as applicable, shall be suspended until such time as the VWAP of Common Stock reported by Bloomberg LP for five consecutive preceding Trading Days is equal to or less than 130% of the Public Offering Price.

 1 NTD: Insert date 90 days from date of offering.

2 NTD: Insert date 91 days from date of offering.

3 NTD: Insert date 180 days from date of offering.

4 NTD: pro rata percentage of each investor’s participation in the private placement pursuant to the SPA

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing and shall be given in accordance with the terms of the SPA.

This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Leak-Out Agreement shall be governed by the applicable provisions of the SPA.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the other party or parties hereto may not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

[Signature Pages Follow.]

2

The parties hereto have executed this Leak-Out Agreement as of the date first set forth above.

Sincerely,

Connexa Sports Technologies Inc.

By:
Name:
Title:

[Signature Page to Leak-Out Agreement]

The parties hereto have executed this Leak-Out Agreement as of the date first set forth above.

[NOTEHOLDER’S NAME]

By:
Name:
Title:

[Signature Page to Leak-Out Agreement]